P.O. Box 219139, Kansas City, MO 64121-9139	Enhanced Living Benefits Accelerated Death Benefit Rider Supplement to Application
Name of proposed Insured   Policy Number
All questions must be answered by the proposed Insured.

1) Does the proposed Insured need assistance or supervision of any kind to perform the following activities of daily living? (Please explain ‘Yes’ answers below.)
A) eating	Yes No
B) dressing	Yes No
C) bathing	Yes No
D) walking	Yes No
E) getting in and out of bed	Yes No
F) taking medications	Yes No
G) using the toilet	Yes No
2) A) Does the proposed Insured participate in any of the activities listed?  Please mark all activities and provide details below.
  Exercise
  Hobbies
  Pay bills/balance checkbook
  Attend church
  Volunteer work
  Travel
  Participate in social groups
  Participate in social activities

B) Does the proposed Insured drive?	Yes No
3) Does the proposed Insured require the use of assistive devices listed? Please mark all devices used and provide details below. Wheelchair Walker Cane Chair lift for stairs Hospital bed in home
4) During the past 24 months, has the proposed Insured been confined, or has confinement been recommended by a member of the medical profession, to a hospital, nursing home, home for the aged, or any other institution or care center?
Yes No
5) A) In what type of dwelling does the proposed Insured live?
  Ranch/single level floorplan
  Multi-level floorplan
  Apartment
  First level
  Second or greater level
  Retirement Community
  Assisted Living Community

B) With whom does the proposed Insured reside (name/relationship)?
6) Does the proposed Insured have a long-term care insurance policy, rider, or certificate in force (including a health care service contract, health maintenance organization contract, etc.)?  If so, how much coverage does the proposed Insured have and with which company?
Yes No
7) Did the proposed Insured have a long-term care insurance policy, rider, or certificate in force during the last 12 months? If so, with which company?	Yes No
A) If that policy lapsed, when did it lapse?
B) Is the proposed Insured covered by a state assistance program (Medicaid)?	Yes No
C) Does the proposed Insured intend to replace any of their medical or health insurance coverage with this rider?	Yes No
8) What is the proposed Insured’s date of birth?
9) How old is the proposed Insured?
10) What is the date today?
11) What day of the week is it?
12) Where is this form being completed?
13) Who is the President of the United States?

Agreement and Signatures

Benefits paid under this rider may be taxable.  If so, you or your beneficiary may incur a tax obligation.  As with all tax matters, you should consult your personal tax advisor to assess the impact of this benefit.
It is understood and agreed that the statements and answers recorded in this supplement to the application are, to the best of the proposed Insured’s knowledge and belief, true and complete.  I (the proposed Insured) understand that if my answers on any part of the application are incorrect or untrue, Kansas City Life may have the right to deny benefits or rescind the policy.  I (the proposed Insured) understand the supplement to the application will become a part of any policy issued on it.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Dated at  this  day of , 20 .

Proposed Insured’s Signature

Agent Information Statement

1) List any health insurance policies that you have sold to the proposed Insured.
A) List such policies that are still in force.
B) List such policies sold in the past five years that are no longer in force.
2) Did you personally interview the proposed Insured, face to face, and witness his/her signature?	Yes No
3) Did you observe any physical impairments with regard to walking, talking, or any form of tremor?	Yes No
4) Did you observe any disorientation as to time, place, or space, or did the proposed Insured show any signs of confusion?	Yes No
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Agent Code Agent Signature
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Agency Code Agency